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                                  Exhibit (5)
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                            LEWIS, RICE & FINGERSH

                          A LIMITED LIABILITY COMPANY

                                ATTORNEYS AT LAW


                           500 N. BROADWAY, SUITE 2000
ANGELA FICK BRALY        ST. LOUIS, MISSOURI  63102-2147      TEL (314) 444-7600
DIRECT (314) 444-7675         ABRALY@LEWISRICE.COM            FAX (314) 241-6056


                                 March 21, 1997



Board of Directors
Mid-Missouri Holding Company, Inc.
318 West Main Street
Sullivan, Missouri 63080


     Re:  Registration Statement on Form S-4

Dear Sirs:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $10.00 par value (the "Common Stock"), of Mid-Missouri Holding Company, Inc. (the "Company") registered thereunder, which Common Stock is to be issued pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated December 6, 1996, as amended, among the Company, Bank of Sullivan and American Federal Savings & Loan Association of Sullivan.

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Articles of Incorporation, as amended, Bylaws, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement and the Merger Agreement, be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement.

                           Very truly yours,

                           LEWIS, RICE & FINGERSH, L.C.

                           /s/ Lewis, Rice & Fingersh, L.C.

  ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . CLAYTON, MISSOURI . JEFFERSON CITY, MISSOURI . WASHINGTON, MISSOURI . BELLEVILLE, ILLINOIS . HAYS, KANSAS .
                                LEAWOOD, KANSAS